Wingstop Inc. Announces Intention to Enter Into New Securitized Financing Facility
Dallas, TX. November 13, 2024 - (PR NEWSWIRE) - Wingstop Inc. (“Wingstop” or the “Company”) (NASDAQ: WING), today announced its intention to complete a securitized financing transaction, which will include a new series of securitized debt. The Company also expects to upsize the capacity of its variable funding note facility.
The Company intends to issue $500 million of new securitized notes (the “Notes”), in addition to its existing Series 2022-1 and Series 2020-1 Fixed Rate Senior Notes. The Company intends to use the net proceeds from the issuance to pay transaction fees, strengthen the Company’s liquidity position, and for general corporate purposes, which may include the repurchase of shares of the Company’s common stock. The Company also expects to upsize the capacity of its current variable funding note facility of $200 million to $300 million. Borrowing capacity under the variable funding note facility will become available as the Company satisfies certain borrowing conditions, up to a maximum capacity of $300 million. As of November 13, 2024, there were no outstanding borrowings under the existing variable note funding facility.
The transaction is subject to market and other conditions and is anticipated to close in the fourth quarter of 2024. There can be no assurance regarding the timing of the transaction or that the transaction will be completed.
This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other security. The Notes are expected to be offered pursuant to an exemption from the registration requirements of the Securities Act of 1933 (the "Securities Act") and applicable state securities laws and accordingly have not been, and will not be, registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About Wingstop

Founded in 1994 and headquartered in Dallas, TX, Wingstop Inc. (NASDAQ: WING) operates and franchises more than 2,450 locations worldwide. The Wing Experts are dedicated to Serving the World Flavor through an unparalleled guest experience and a best-in-class technology platform, all while offering classic and boneless wings, tenders, and chicken sandwiches, cooked to order and hand sauced-and-tossed in fans’ choice of 12 bold, distinctive flavors. Wingstop’s menu also features signature sides including fresh-cut, seasoned fries and freshly-made ranch and bleu cheese dips.

In fiscal year 2023, Wingstop’s system-wide sales increased 27.1% to approximately $3.5 billion, marking the 20th consecutive year of same store sales growth. With a vision of becoming a Top 10 Global Restaurant Brand, Wingstop’s system is comprised of corporate-owned restaurants and independent franchisees, or brand partners, who account for approximately 98% of Wingstop’s total restaurant count of 2,458 as of September 28, 2024.

A key to this business success and consumer fandom stems from The Wingstop Way, which includes a core value system of being Authentic, Entrepreneurial, Service-minded, and Fun. The Wingstop Way extends to the brand’s environmental, social and governance platform as Wingstop seeks to provide value to all guests.

In 2023, Wingstop earned its “Best Places to Work” certification. The Company landed on Entrepreneur Magazine’s “Fastest-Growing Franchises” list and ranked #16 on “Franchise 500.” Wingstop was listed on Technomic’s “Top 500 Chain Restaurant Report,” QSR Magazine’s “2023 QSR 50” and Franchise Time’s “40 Smartest-Growing Franchises.”

For more information, visit www.wingstop.com or www.wingstop.com/own-a-wingstop and follow @Wingstop on X, Instagram, Facebook, and TikTok. Learn more about Wingstop’s involvement in its local communities at www.wingstopcharities.org. Unless specifically noted otherwise, references to the Company’s website addresses, the website addresses of third parties or other references to online content in this press release do not constitute incorporation by reference of the information contained on such website and should not be considered part of this release.
Forward-looking Statements

This news release includes statements of the Company’s expectations, intentions, plans and beliefs that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to come within the safe harbor protection provided by those sections. These statements, which involve risks and uncertainties, relate to the discussion of the Company’s business strategies and the Company’s expectations concerning future operations, margins, profitability, trends, liquidity and capital resources and to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “anticipates,” “believes,” “thinks,” “continues,” “estimates,” “expects,” “predicts,” “goal,” “objectives,” “intends,” “may,” “opportunity,” “plans,” “potential,” “near-term,” “long-term,” “projections,” “assumptions,” “projects,” “guidance,” “forecasts,” “outlook,” “target,” “trends,” “should,” “could,” “would,” “will” or, in each case, their negative or other variations or comparable terminology, although not all forward-looking statements are accompanied by such terms. These forward-looking statements are made based on expectations and beliefs concerning future events affecting the Company and are subject to uncertainties, risks, and factors relating to the Company’s operations and business environments, all of which are difficult to predict and many of which are beyond the Company’s control, that could cause the Company’s actual results to differ materially from those matters expressed or implied by these forward-looking statements. Please refer to the risk factors discussed in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which can be found at the SEC’s website www.sec.gov. The discussion of these risks is specifically incorporated by reference into this news release.

When considering forward-looking statements in this news release or that the Company makes in other reports or statements, you should keep in mind the cautionary statements in this news release and future reports the Company files with the SEC. New risks and uncertainties arise from time to time, and the Company cannot predict when they may arise or how they may affect the Company’s business. Any forward-looking statement in this news release speaks only as of the date on which it was made. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Media Contact
Maddie Lupori
Media@wingstop.com

Investor Contact
Kristen Thomas
IR@wingstop.com